EXHIBIT 11 -  Computation of Earnings Per Share -

Item 6(a)
Exhibit 11
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Computation of Earnings per Share
United Industrial Corporation and Subsidiaries



                                                              Three Months Ended                     Nine Months Ended
                                                                 September 30                           September 30
                                                                 ------------                           ------------

                                                           1995                 1994                1995              1994
                                                           ----                 ----                ----              ----
Primary:

   Average shares outstanding                         12,220,861           12,253,244          12,203,676        12,256,876
                                                      ==========           ==========          ==========        ==========

   Net income                                           $423,000           $1,538,000          $2,887,000        $4,000,000
                                                        ========           ==========          ==========        ==========

   Earnings per share                                     $  .04               $  .13              $  .24              $.33
                                                          ======               ======              ======              ====
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